--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


--------------------------------------------------------------------------------

        Date of Report (Date of earliest event reported): August 30, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------------------

       Indiana                          000-21642               35-1617970
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)

--------------------------------------------------------------------------------

     7337 West Washington Street
        Indianapolis, Indiana                            46231
(Address of principal executive offices)               (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

--------------------------------------------------------------------------------

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing.

ATA Holdings Corp., the parent company of ATA Airlines Inc. (the "Company"), received a letter from Nasdaq on August 25, 2004 indicating that the Company's common stock has not maintained a minimum market value of publicly held shares ("MVPHS") of $15 million as required for continued inclusion by Marketplace Rule 4450(b)(3). To regain compliance, the Company's common stock must trade at $15 million or more for 10 consecutive trading days. In accordance with Nasdaq rules, the Company will be provided 90 calendar days, or until November 23, 2004, to regain compliance. If it does not do so, the NASDAQ will give notice that the Company's securities will be delisted.

If the MVPHS of the Company's common stock does not meet the $15 million requirement within 90 calendar days, it intends to transfer its securities to the Nasdaq SmallCap Market by November 23, 2004. This will ensure that the stock will continue to be traded under the same ticker symbol "ATAH".

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ATA Holdings Corp.

Date: August 30, 2004               By: /s/ Gilbert F. Viets
                                        --------------------
                                    Name: Gilbert F. Viets
                                    Title: Executive Vice President & CFO